SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2018

VIKING ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15915 Katy Freeway Suite 450 Houston, TX	77094
(Address of principal executive offices)	(Zip Code)

(281) 404 4387

(Registrant’s telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On November 19, 2018, Viking Energy Group, Inc. (the “Company”) closed its private offering of $15,000,000 in 10% Secured Promissory Notes (the “Notes”), maturing August 31, 2019 (the “Maturity Date”), and 5-year warrants entitling the lenders to purchase 11,250,000 shares of the Company’s common stock for an exercise price of $0.20/share. The notes are secured by the Company’s membership interests in its subsidiaries, Petrodome Energy, LLC, Mid-Con Petroleum, LLC, Mid-Con Drilling, LLC, and Mid-Con Development, LLC. Fifty percent of the principal amount of the Notes is convertible, at the holders’ option, into common stock of the Company at a conversion price of $0.20 per share. The Company has the right to extend the Maturity Date of the Notes to August 31, 2020 in exchange for issuing the Note holders an additional 115,000 warrants (5-year term and an exercise price of $0.20/share) for every $100,000 invested. The interest rate during the extension term, if applicable, is 12% per annum.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18 and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKING ENERGY GROUP, INC. (Registrant)

Date: November 20, 2018	By:	/s/ James A. Doris
	Name:	James A. Doris
	Title:	President and Chief Executive Officer

3